AMENDMENT NO. 5

                                       TO

                              EMPLOYMENT AGREEMENT

     This Amendment No. 5 ("Amendment No. 5"), being made as of the 22nd day of September 1997, is to the Employment Agreement (the "Agreement") dated August 1, 1994 by and between Danskin, Inc. and Beverly Eichel as amended by Amendment
No. 1 dated November 1, 1994, Amendment No. 2 dated January 1, 1995, Amendment No. 3 dated as of April 4, 1996 and Amendment No. 4 dated as of November 1, 1996. All capitalized terms which are used in this Amendment No. 5 and are not defined herein shall have the meaning ascribed to them in the Agreement.

     WHEREAS, the Employer is entering into a Securities Purchase Agreement dated the date hereof with Danskin Investors, LLC (the "Securities Purchase Agreement");

     WHEREAS, it is a condition precedent to the Securities Purchase Agreement that the Employer and the Employee amend the Agreement on terms acceptable to Danskin Investors, LLC to provide for: (i) the agreement of the Employee to continue to work for the Employer; (ii) the waiver, for the period of one year, of certain of the Employee's rights under the change in control provisions of the Agreement on account of the transactions described in the Securities Purchase Agreement; and (iii) certain other amendments to the Agreement as provided herein; and

     WHEREAS, the Employer and the Employee each desire to amend the Agreement to facilitate the transactions contemplated by the Securities Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Change of Control/Severance Arrangements

       (a) Notwithstanding anything contained in the Agreement to the contrary, no compensation or benefits shall be due or payable to the Employee if the Employee resigns her employment following a "change of control" within the meaning of Article IV of the Agreement on account of the closing of the transactions described in the Securities Purchase Agreement (the "Closing"), except for such a resignation during the thirty (30) day period commencing on September 22, 1998, in which case such compensation and benefits shall be due and payable to the Employee.

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       (b) The definition of "change of control" in Section 4.02(d) of the
Employment Agreement shall be deleted in its entirety and the following shall be inserted in its stead (it being agreed that such amendment to the definition of "change in control" shall not affect the ability of the Employee to resign during the thirty (30) day period set forth in Section l(a) of this Amendment No. 5 with full compensation and benefits as set forth in Section 4.02 of the Agreement):

          (d) A "change of control" shall be deemed to have taken place upon the occurrence of any of the following events:

          (i) A majority of the directors elected at any annual or special meeting of stockholders or by stockholder consent are not individuals nominated by the Employer's Incumbent Directors (as defined below); or (ii) any "person" (as such term is defined in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than Danskin Investors, LLC, or any group (within the meaning of Rule l3d-l(f) of the Rules and Regulations promulgated under the Securities Act of 1933, as amended) other than Danskin Investors, LLC, becomes a beneficial owner (as defined in Section 13(d)(3) of the 1934 Act), directly or indirectly, of (x) securities of the Employer representing greater than fifty percent (50%) of the Employer's then outstanding securities having the right to vote for the election of directors or (y) all or substantially all of the assets of the Employer. Incumbent Directors shall mean the members of the Company's Board of Directors (A) holding office on the date hereof, (B) elected or appointed by the Company's Board of Directors or (C) elected by the Company's stockholders after having been nominated by the Company's Board of Directors. The parties hereto and Danskin Investors, LLC agree, promptly after the Closing, to review reasonably the effect, if any, of a member of Danskin Investors, LLC acquiring a majority of the membership interests in Danskin Investors, LLC, on the "change of control" definition in the Employment Agreement as described above and the impact, if any, on the Employee considering the intention of establishing a definition of an "economic change of control" and to discuss any reasonable amendment to the definition.

          (c) Except as amended or waived in this Amendment No. 5, the severance compensation and benefits payable to the Employee upon termination not for cause or resignation following a change of control set forth in
          Section 4.02 of the Agreement remain in full force and effect.

2. Non-Competition. Reference in Article 6 of the Employment Agreement to "the period of twelve (12) months" shall be deleted and replaced with "the period of nine (9) months."


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3.   Grant of Stock Options

     (a) In connection herewith, the Employer hereby grants to the Employee options to purchase 680,000 shares of the Employer's common stock, $.01 par value per share ("Common Stock"), at an initial exercise price equal to $.30 per share. Options relating to 420,000 shares of Common Stock will vest upon the Closing Date, options relating to 86,667 shares of Common Stock will vest upon each of the first two anniversaries of the Closing Date and options relating to 86,666 shares of Common Stock will vest upon the third anniversary of the Closing Date; provided, that the Employee is at such time a full time employee of the Employer. Such options shall have a term of seven years from the date of grant and be issued pursuant to a stock option agreement entered into by the Employer and the Employee.

     (b) The provisions of Section 4.02(a)(iii) of the Employment Agreement regarding accelerated vesting of options shall not govern the 680,000 options to be granted to Employee as described in subsection (a) above. Rather, the vesting provisions with respect to such options shall be as set forth in the option agreement dated the date hereof in respect of such option grant.

4.   Annual Bonus.

     The Board of Directors of the Employer shall consider an annual bonus for the Employee during each fiscal year the Employee continues in the employ of the Employer, and shall grant such bonus in its discretion, taking into consideration the recommendation of the Chairman of the Board of Directors and performance based criteria. For each fiscal year after the fiscal year ending December 1997, the Chairman of the Board in consultation with the Employee will recommend the establishment of an annual bonus plan which shall include such benchmarks and hurdles as shall be approved by the Board.

5.  Miscellaneous

     (a) Except as amended in this Amendment No. 5 all other provisions of the Agreement remain in full force and effect.

     (b) This Amendment No. 5 may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
5 as of the date first set forth above.

                                        DANSKIN, INC.



                                        By:  /s/ Edwin W. Dean
                                           -------------------------------------
                                            Name: Edwin W. Dean
                                            Title:  Vice Chairman and Secretary



                                            /s/ Beverly Eichel
                                           -------------------------------------
                                            Beverly Eichel